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                                                                    EXHIBIT 99.1
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LEHMAN BROTHERS HOLDINGS INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(PRELIMINARY AND UNAUDITED)
(IN MILLIONS)


                                                           Three Months   Three Months Ended March 31, 1993
                                                              Ended       ---------------------------------
                                                            March 31,       Lehman   Businesses
                                                               1994       Businesses    Sold     Historical
                                                               ----       ----------    ----     ----------
Revenues:
   Commissions                                                $  141        $  116      $  364      $  480
   Market Making and Principal Transactions                      434           433         155         588
   Investment Banking                                            175           164          64         228
   Interest and Dividends                                      1,527         1,305          66       1,371
   Other                                                          17            19         171         190
                                                              ------        ------      ------      ------
      Total Revenues                                           2,294         2,037         820       2,857
   Interest Expense                                            1,453         1,208          62       1,270
                                                              ------        ------      ------      ------
      Net Revenues                                               841           829         758       1,587
                                                              ------        ------      ------      ------
Non-Interest Expenses:
   Compensation and Benefits                                     450           461         509         970
   Communications                                                 50            46          51          97
   Occupancy and Equipment                                        42            41          41          82
   Depreciation and Amortization                                  31            24          20          44
   Advertising and Market Development                             31            31          16          47
   Brokerage, Commissions and Clearance Fees                      45            39          (9)         30
   Professional Services                                          42            35          17          52
   Other                                                          29            48          51          99
   Severance                                                      33             0           0           0
   Loss on Sale of Shearson                                        0             0         535         535
   Reserves for Non-Core Businesses                                0            32         120         152
                                                              ------        ------      ------      ------
      Total Non-Interest Expenses                                753           757       1,351       2,108
                                                              ------        ------      ------      ------
   Income (Loss) from Continuing
      Operations Before Accounting Change                         88            72        (593)       (521)
   Income Tax Provision                                           33            38          81         119
                                                              ------        ------      ------      ------
   Income (Loss) from Continuing Operations
      Before Accounting Change and Preferred
      Dividends                                                   55            34        (674)       (640)
   Income from Discontinued Operations, Net:
      Income from Operations                                       0             0          24          24
      Gain on Disposal                                             0             0         165         165
                                                              ------        ------      ------      ------
   Income (Loss) before Accounting
      Change and Preferred Dividends                              55            34        (485)       (451)
    Change in Accounting Principle, Net                          (13)            0           0           0
                                                              ------        ------      ------      ------
   Net Income (Loss)                                              42            34        (485)       (451)
   Preferred Stock Dividends                                      12            12           0          12
                                                              ------        ------      ------      ------
   Net Income (Loss) Applicable to
      Common Shares                                           $   30        $   22      $ (485)      $(463)
                                                              ======        ======      ======        ====
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Note:  Certain prior year amounts have been reclassified to conform to the current year's presentation.